UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2010 (April 29, 2010)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028

(Address of principal executive offices, including zip code)

(602) 494-5328

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On April 29, 2010, Southern Copper Corporation (“SCC” or the “Company”), held its 2010 Annual Meeting of Stockholders. The total outstanding voting securities eligible to vote were 850,000,000 shares of Common Stock.  838,466,995 shares, constituting approximately 98.64% of the total outstanding shares eligible to vote at the meeting, were present in person or by proxy.  The stockholders were asked to take the following actions:

1.               To elect our fourteen directors, who will serve until the 2011 annual meeting.

2.               To ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu, as our independent accountants for calendar year 2010.

PROPOSAL 1 — ELECTION OF DIRECTORS

The results of the vote were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Germán Larrea Mota-Velasco	730,724,244	29,017,948	78,724,802
Oscar González Rocha	711,896,991	47,845,201	78,724,802
Emilio Carrillo Gamboa	747,871,941	11,870,251	78,724,802
Alfredo Casar Pérez	720,121,527	39,620,665	78,724,802
Alberto de la Parra Zavala	725,856,815	33,885,377	78,724,802
Xavier García de Quevedo Topete	734,569,584	25,172,608	78,724,802
Genaro Larrea Mota-Velasco	745,363,613	14,378,579	78,724,802
Daniel Muñiz Quintanilla	725,826,981	33,915,211	78,724,802
Armando Ortega Gómez	725,837,409	33,904,783	78,724,802
Luis Miguel Palomino Bonilla	755,642,726	4,099,466	78,724,802
Gilberto Perezalonso Cifuentes	714,963,103	44,779,089	78,724,802
Juan Rebolledo Gout	725,854,952	33,887,240	78,724,802
Carlos Ruiz Sacristán	755,656,070	4,086,122	78,724,802
Luis Téllez Kuenzler	755,640,229	4,101,963	78,724,802

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF SCC’s INDEPENDENT PUBLIC ACCOUNTANTS

The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
837,574,033	714,240	178,720	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

Dated: April 29, 2010	By:	/s/ Armando Ortega Gómez
		Name:	Armando Ortega Gómez
		Title:	Vice President, Legal General Counsel, and Secretary